                                                                    EXHIBIT 4.29

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                                  ASSIGNMENT

                                      OF

                               LEASES AND RENTS



                            TRUMP PLAZA ASSOCIATES,

                          TRUMP TAJ MAHAL ASSOCIATES,

                        TRUMP ATLANTIC CITY ASSOCIATES,

                      TRUMP ATLANTIC CITY FUNDING, INC.

                                      and

                        THE TRUMP TAJ MAHAL CORPORATION

                           collectively, as Assignor



                                      to



             FIRST BANK NATIONAL ASSOCIATION, as Collateral Agent,

                                  as Assignee



                          Dated as of April __, 1996


================================================================================

                             Record and Return to:

                     Skadden, Arps, Slate, Meagher & Flom
                  919 Third Avenue, New York, New York 10022
                     Attention:  Wallace L. Schwartz, Esq.

ASSIGNMENT OF LEASES AND RENTS



            THIS ASSIGNMENT (the "Assignment") made as of the ___ day of
                                  ----------
April, 1996, by TRUMP PLAZA ASSOCIATES, a New Jersey general partnership ("Plaza Associates"), and TRUMP TAJ MAHAL ASSOCIATES, a New Jersey general
  ----------------
partnership ("Taj Associates"), TRUMP ATLANTIC CITY ASSOCIATES, a New
              --------------
Jersey partnership (the "Company"), TRUMP ATLANTIC CITY FUNDING, INC.,
                         -------
a Delaware corporation and a wholly owned subsidiary of the Company ("Funding" and, together with the Company, the "Issuers"), and THE
  -------                                       -------
TRUMP TAJ MAHAL CORPORATION, a Delaware corporation ("TTMC"), each having
                                                      ----
an office at Mississippi Avenue and The Boardwalk, Atlantic City, New Jersey 08401 (Taj Associates, Plaza Associates and Issuers, collectively, "Mortgagor"), and FIRST BANK NATIONAL ASSOCIATION, a national banking
 ---------
association having an office at 180 East Fifth Street, St. Paul, Minnesota 55101, as Collateral Agent under the Collateral Agency Agreement ("Mortgagee").
  ---------


                             W I T N E S S E T H:


            WHEREAS, the Issuers (collectively, the "Company")
                                                     -------
simultaneously herewith have issued $1,100,000,000 principal amount of ____% First Mortgage Notes due 2006 (the "Mortgage Notes"), which Mortgage Notes
                                    --------------
were issued pursuant to that certain Indenture (the "Indenture") dated as
                                                     ---------
of even date herewith among Assignor and First Bank National Association, as Trustee under the Indenture. Assignor is the owner of certain casino hotel facilities (collectively, the "Facility") known as Trump Plaza Hotel and
                               --------
Casino and Trump Taj Mahal Casino Resort located in Atlantic City, Atlantic County, New Jersey, including the improvements now or hereafter erected thereon, and the easements, rights and appurtenances thereunto belonging (the Facility and the real property on which it is located and all other real property owned or leased by Assignor is more particularly described on
Schedule 1 hereto, and such real property interests together with all
- ----------
buildings and improvements erected thereon are collectively referred to as the "Property"); and
 --------

            WHEREAS, the parties hereto desire that additional secured indebtedness of the Assignors be permitted to be secured equally and ratably with the Indenture Obligations; and

            WHEREAS, Assignor simultaneously herewith has executed and delivered in favor of Assignee an Indenture of Mortgage and Security Agreement, dated as of even date herewith between Assignor, as mortgagor and Assignee, as mortgagee (the "Mortgage"), pursuant to which Assignor has encumbered,
                --------
mortgaged and conveyed to Assignee all of Assignor's right, title and interest in and to the Trust Estate (as defined in the Mortgage), including, without limitation, all of Assignor's right, title and interest in and to the Property, as further security for the performance and observance of (i) the Guarantors' obligations under the Guarantee and (ii) the punctual payment and performance when due of all of the Assignor's obligations under the Mortgage Notes, the Indenture and the Debt Documents; and

            WHEREAS, Assignor simultaneously herewith has executed in favor of Assignee an agreement of assignment dated as of even date herewith (the
"Other Assignment"), pursuant to which Assignor has assigned Assignor's
 ----------------
rights in, to and under the Operating Assets (as defined in the Mortgage) as additional security for (i) the performance of the Guarantors' obligations under the Guarantee and (ii) the punctual payment and performance when due of all of the Assignor's obligations under the Mortgage Notes, the Indenture and the Debt Documents; and

            WHEREAS, Assignor is the owner, in fee simple absolute, of the Owned Land (as defined in the Mortgage) and the holder of certain leasehold or license estates with respect to the Leased Land (as defined in the Mortgage); and Assignor has and may hereafter enter into leases, subleases or occupancy agreements, as lessor or sublessor, as the case may be, concerning or affecting the use or occupancy of Assignor's interests or estates in and to the Property or any part thereof; and

            WHEREAS, Assignee has required this Assignment to be made by Assignor as a condition to the purchase by the Holders of the Mortgage Notes.

            NOW, THEREFORE, Assignor, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby bargain, sell, transfer, assign, convey, set over and deliver unto Assignee as additional security for the punctual payment and performance when due of all of the Guarantors' obligations under the Guarantee and the payment and performance when due of all of the Assignor's obligations under the Mortgage Notes, the Indenture and the Debt Documents and any and all amendments, extensions and renewals thereof (subject, however, to the rights of the holders of Superior Mortgages and other Permitted Liens (as such terms are defined in the Mortgage)), all of the following (collectively, the "Assigned Assets"):
                                                     ---------------

            (a) (i) all leases or occupancy agreements wherein Assignor is lessor concerning or affecting the use or occupancy of the Property or any part thereof, now existing or which may be executed at any time in the future, and all amendments, extensions and renewals of said leases or occupancy agreements, and any of them, all of which are collectively called the "Leases",
                  ------

                  (ii) all rents, fees, charges, income, revenues, issues, profits, security and other payments which may now or hereafter be or become due or owing under the Leases, and any of them, and any and all payments derived from or relating to the Leases to which Assignor is entitled, including, without limitation, (x) claims for the recovery of damages done to the Property, (y) claims for damages resulting from acts of insolvency or acts of bankruptcy or otherwise, and (z) lump sum payments for the cancellation of Leases or the waiver of any obligation or term thereof prior to the expiration date (collectively, the "Rents"); and
       -----

            (b) all of the rents, profits, revenues, accounts, accounts receivable and other income and proceeds (including, without limitation, all rents, fees, charges, accounts, issues, profits, revenues and payments for or from (i) the use or occupancy of the rooms and other public facilities in the Hotel (as defined in the Mortgage) and (ii) the operation of the Casino (as defined in the Mortgage)) of the Trust Estate (as defined in the Mortgage) and all of the estate, right, title and interest of every nature whatsoever of Assignor in and to the same and every part thereof (collectively, the "Profits").
       -------

Provided, however, that no Excepted Property (as defined in the
- --------  -------
Mortgage) is conveyed hereby; it being intended hereby to establish a present and complete transfer unto Assignee of all of Assignor's right, title, interest and estate in and to the Assigned Assets, provided, however, that
                                          -------   -------
Assignor is hereby granted a license by Assignee to (i) collect all of the Rents and Profits which may become due during the life of this Assignment and
(ii) enter into, renew, modify, extend, terminate, amend, collectively assign, transfer or hypothecate any or all of the Leases, in accordance with the provisions of Section 5.13 of the Mortgage, each until an Event of Default under the Mortgage (an "Event of Default") shall have occurred and Assignee
                        ----------------
shall have notified Assignor (in the manner set forth in the Mortgage for the giving of Notices (as defined in the Mortgage)) of Assignee's election to revoke such license (a "Revocation Event"). Upon the occurrence of an
                        ---------- -----
Event of Default, Assignor agrees to deposit with Assignee upon demand such of the Leases as may from time to time be designated by Assignee.

            All capitalized terms not otherwise defined herein shall have the meaning set forth in the Mortgage.

            Assignor hereby appoints Assignee the true and lawful attorney of Assignor with full power of substitution, and with power for Assignor and in the name of Assignor and/or in Assignor's name, place and stead, to demand, collect, receipt and give complete acquittance for any and all Rents and Profits, and at Assignee's discretion to file any claim or take any other action or proceeding and-make any settlement of any claims, either in Assignee's own name or in the name of Assignor or otherwise, which Assignee may deem necessary or desirable in order to collect and enforce the payment of any and all Rents and Profits. No right shall be exercised by Assignee under this paragraph until a Revocation Event has occurred. All lessees under the Leases are hereby expressly authorized and directed, after the occurrence of a Revocation Event, to pay all rents and other sums herein assigned to Assignee or such nominee as Assignee may designate in writing delivered to and received by such lessees, who thereafter are expressly relieved of any and all duty, liability or obligation to Assignor in respect of all payments so made.

            Assignee is hereby vested with full power to use all measures, legal and equitable, deemed by Assignee to be necessary or proper to enforce this Assignment and to collect the Rents and Profits. Assignee shall be under no obligation to press any of the rights or claims assigned to Assignee hereunder, or, prior to entering into possession and control of the Property, to perform or carry out any of the obligations of Assignor under any of the Leases and does not assume any of the liabilities in connection with or arising or growing out of the covenants and agreements of Assignor in the Leases. It is further understood that this Assignment shall not operate to place responsibility for the control, care, management or repair of Assignor's estates or interests in and to the Property, or parts thereof, upon Assignee, prior to entering into possession and control of the Property, nor shall it operate to make Assignee liable, prior to entering into possession and control of the Property, for the carrying out of any of the terms and conditions of any of the Leases, or, prior to entering into possession and control of the Property, for any waste to Assignor's estates or interests in and to the Property by any lessee or sublessee of Assignor under any leases, or by any occupant of the Property, or by any party whatsoever or, prior to entering into possession and control of the Property, for any dangerous or defective condition of the Property or for any negligence in the management, upkeep, repair or control of Assignor's estates or interests in and to the Property resulting in loss or injury or death to any lessee, licensee, employee or any other person. No right shall be exercised by Assignee under this paragraph until a Revocation Event has occurred.

            Assignee hereby agrees to promptly remit to Assignor any amounts collected hereunder by Assignee which are in excess of those applied to pay in full the aforesaid liabilities and indebtedness at the time due.

            Nothing herein contained is intended to limit or reduce the rights of Assignee or the obligations of

Assignor set forth in the Mortgage, but rather all of the terms, provisions and conditions of this Assignment are in addition to and in supplement of such rights and obligations. If any provision contained in this Assignment is in conflict with, or inconsistent with, any provision in the Mortgage, the provision contained in the Mortgage shall govern and control.

            Upon the termination of the Debt Documents and the payment in full of the principal sum, interest and other indebtedness secured thereby or the defeasance of the indebtedness secured thereby in accordance with the provisions of Article Nine of the Indenture, this Assignment shall be and become null and void, and all estate, right, title and interest of Assignee in and to the Leases shall revert to Assignor and Assignee shall promptly cancel and discharge of record this Assignment and any financing statement filed in connection herewith and execute and deliver to Assignor all such instruments as may be appropriate to evidence such discharge and satisfaction of said Assignment (provided that Assignee shall have no liability thereunder and all costs and expenses shall be paid by Assignor); otherwise, this Assignment shall remain in full force and effect as herein provided, shall inure to the benefit of Assignee and its successors and assigns and shall be binding upon Assignor, and its successors and assigns, and any subsequent holder of Assignor's right, title, interest and estate in and to the Property.

            Notwithstanding anything herein or in any other agreement, document, certificate, instrument, statement or omission referred to below to the contrary, Section 12.10 of the Indenture is incorporated herein by reference.

            This Assignment shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws.

            This Assignment is subject to and shall be enforced in compliance with the provisions of the New Jersey Casino Control Act.

            IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be duly executed, all as of the date first above set forth.

                              ASSIGNOR:

                              TRUMP PLAZA ASSOCIATES

                              By:   The Trump Taj Mahal
                                    Corporation, managing
                                    general partner


Witness:________________            By: ___________________
                                         Name:
                                         Title:


                              TRUMP TAJ MAHAL ASSOCIATES

                              By:   The Trump Taj Mahal
                                    Corporation, managing
                                    general partner


Witness:________________            By:  ______________________
                                         Name:
                                         Title:


                              TRUMP ATLANTIC CITY ASSOCIATES

                              By: Trump Plaza Holding, Inc., general
                                  partner


Witness:________________      By:
                                  -----------------------------
                                  Name:
                                  Title:

                              TRUMP ATLANTIC CITY FUNDING, INC.


Witness:_______________       By:
                                  -----------------------------
                                  Name:
                                  Title:


                              THE TRUMP TAJ MAHAL CORPORATION



Witness:_______________       By:
                                  -----------------------------
                                  Name:
                                  Title:

                              ASSIGNEE:

                              FIRST BANK NATIONAL ASSOCIATION, AS
                              COLLATERAL AGENT



Witness:_______________       By:
                                  -----------------------------
                                  Name:
                                  Title:

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


            BE IT REMEMBERED, that on April __, 1996, before me, the subscriber, a Notary Public of the State of New York, personally appeared _______________________, to me known, who, being by me duly sworn did depose and say that he resides at _______________; that he is _____________ of The Trump Taj Mahal Corporation, which is the managing general partner of TRUMP PLAZA ASSOCIATES, the partnership described in and which executed the above instrument, and he acknowledged that he signed and delivered the same on behalf of such managing general partner as his voluntary act and deed and as the voluntary act and deed of said corporation on behalf of said general partnership, pursuant to authority of the board of directors of said corporation, and that he received a true copy of the within instrument on behalf of said general partnership.




                                ________________________________
                                          Notary Public

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


            BE IT REMEMBERED, that on April __, 1996, before me, the subscriber, a Notary Public of the State of New York, personally appeared _______________________, to me known, who, being by me duly sworn did depose and say that he resides at _______________; that he is _____________ of The Trump Taj Mahal Corporation which is the managing general partner of TRUMP TAJ MAHAL ASSOCIATES, the partnership described in and which executed the above instrument, and he acknowledged that he signed and delivered the same on behalf of such managing general partner as his voluntary act and deed and as the voluntary act and deed of said corporation on behalf of said general partnership, pursuant to authority of the board of directors of said corporation, and that he received a true copy of the within instrument on behalf of said general partnership.




                              ________________________________
                                        Notary Public

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


            BE IT REMEMBERED, that on April __, 1996, before me, the subscriber, a Notary Public of the State of New York, personally appeared _______________________, to me known, who, being by me duly sworn did depose and say that he resides at _______________; that he is _____________ of Trump Plaza Holding, Inc., which is the managing general partner of TRUMP ATLANTIC CITY ASSOCIATES, the partnership described in and which executed the above instrument, and he acknowledged that he signed and delivered the same on behalf of such managing general partner as his voluntary act and deed and as the voluntary act and deed of said corporation on behalf of said general partnership, pursuant to authority of the board of directors of said corporation, and that he received a true copy of the within instrument on behalf of said general partnership.




                              ________________________________
                                       Notary Public

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


            BE IT REMEMBERED, that on April __, 1996, before me, the subscriber, a Notary Public of the State of New York, personally appeared _______________________, to me known, who, being by me duly sworn did depose and say that he resides at _______________; that he is _____________ of TRUMP PLAZA FUNDING, INC., the corporation described in and which executed the above instrument, and he acknowledged that he signed and delivered the same on behalf of the corporation as his voluntary act and deed and as the voluntary act and deed of said corporation, pursuant to authority of the board of directors of said corporation, and that he received a true copy of the within instrument on behalf of said corporation.




                              ________________________________
                                       Notary Public

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


            BE IT REMEMBERED, that on April __, 1996, before me, the subscriber, a Notary Public of the State of New York, personally appeared _______________________, to me known, who, being by me duly sworn did depose and say that he resides at _______________; that he is _____________ of THE TRUMP TAJ MAHAL CORPORATION, the corporation described in and which executed the above instrument, and he acknowledged that he signed and delivered the same on behalf of the corporation as his voluntary act and deed and as the voluntary act and deed of said corporation, pursuant to authority of the board of directors of said corporation, and that he received a true copy of the within instrument on behalf of said corporation.




                              ________________________________
                                        Notary Public

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )


            BE IT REMEMBERED, that on April __, 1996, before me, the subscriber, a Notary Public of the State of New York, personally appeared, to me known, who, being by me duly sworn did depose and say that he resides at ___________________________________________________________; that he is
_____________________________ of FIRST BANK NATIONAL ASSOCIATION, one of the corporations described in and which executed the above instrument, and he acknowledged that he signed and delivered the same as his voluntary act and deed and the voluntary act and deed of said corporation pursuant to authority of its board of directors, and that he received a true copy of the within instrument on behalf of said corporation.



                              -----------------------------------------
                                            Notary Public

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